UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 20, 2014, SolarCity Corporation (“SolarCity” or the “Company”) appointed Jonathan K. Shulkin to the Company’s Board of Directors. Mr. Shulkin will serve as a Class III director and will stand for reelection at the 2015 annual meeting of stockholders. Mr. Shulkin has also been appointed as a member of the Company’s Audit Committee.

Mr. Shulkin, 38, has served as a managing director at Valor Equity Partners, a private equity firm and investor in the Company, since 2002, as its chief financial officer since 2004 and as its chief compliance officer since March 2012. Mr. Shulkin holds a BBA in accounting from the University of Texas at Austin where he graduated with honors.

In connection with his appointment, Mr. Shulkin has entered into the Company’s standard form of director indemnification agreement and will receive the Company’s standard compensation for non-employee directors. Mr. Shulkin is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

By:	/s/ Lyndon R. Rive
Lyndon R. Rive
Chief Executive Officer

Date: March 22, 2014